Exhibit 4

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT

Class A Units of Limited Liability Interest

of

American Diversified Energy LLC

This Subscription Agreement relates to my/our agreement to purchase ________ Class A Units (the “Units”) to be issued by American Diversified Energy LLC a Delaware limited liability company (the “Company”), for a purchase price of $10.00 per Unit, for a total purchase price of $______________ (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Units, dated __________________, ____, 2018 (collectively, the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

Simultaneously with the execution and delivery hereof, I am (a) depositing funds, by wire or ACH into an Escrow Account entitled “Issuer Direct as Agent for American Diversified Energy LLC” (the “Account”) , at Regions Bank c/o Issuer Direct (“Escrow Agent”) in the amount of my Subscription Price (See, Exhibit A for transfer instructions) or (b) solely following achievement of the minimum offering amount and if the Units are made DTC (as defined below) eligible, authorizing my broker-dealer to coordinate payment of your Subscription Price and delivery of Units through its electronic order procedures for settlement through the Depository Trust Company (“DTC”) .

I understand that if I wish to purchase Units, I must complete this Subscription Agreement, and submit the applicable Subscription Price to the Account or (b) if the minimum offering amount is reached and the Units are DTC eligible, complete this Subscription Agreement as instructed by your broker dealer and/or Company Employees and authorize your broker-dealer and/or Company Employees to coordinate payment of your Subscription Price and delivery of Units physically or through its electronic order procedures for settlement through DTC.

Subscription funds will be held in an account an Escrow Account entitled “Issuer Direct as Agent for American Diversified Energy LLC” (the “Account”) , at Regions Bank c/o Issuer Direct in compliance with SEC Rule 15c2-4, with funds released to the Company only after the Company has achieved the minimum offering amount as described in the Offering Circular. In the event that the Company does not achieve the minimum offering amount then the offered Units will not be sold to investors pursuant to this offering. Subscriptions for Units up to the minimum offering amount as set forth in the Offering Circular may only be made through the Company’s Escrow Agent. Subsequent subscriptions after the minimum offering amount has been reached may be made through the Company or its Escrow Agent by wire or check and submission of this written Subscription Agreement.

In order to induce the Company to accept this Subscription Agreement for the Units and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the COMPANY and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

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1. Type of Ownership (Select only one.)

Non-Custodial Ownership	Custodial Ownership

☐           Individual — One signature required.

☐           Joint Tenants with Rights of Survivorship —

All parties must sign.

☐          Community Property — All parties must sign.

☐          Tenants in Common — All parties must sign.

☐          Uniform Gift to Minors Act — State of ______

Custodian signature required.

☐          Uniform Transfer to Minors Act — State of _____

Custodian signature required.

☐          Qualified Pension or Profit Sharing Plan —

Include plan documents.

☐          Trust — Include title, signature and “Powers of

the Trustees” pages.

☐          Corporation — Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.

☐          Partnership — Include partnership agreement.

Authorized signature(s) required.

☐          Other (Specify) — ___________________________

Include title and signature pages.

☐          Traditional IRA — Owner and custodian signatures required.

☐          Roth IRA — Owner and custodian signatures required.

☐          Simplified Employee Pension/Trust (SEP) —

Owner and custodian signatures required.

☐          KEOGH — Owner and custodian signatures required.

☐          Other — ________________________________

Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian:

Mailing Address:

City:

State:    Zip Code:

Custodian Tax ID #:

Custodian Account #:

Custodian Phone #:

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom Units are to be registered.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State: Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:
Joint-Owner/Minor: (If applicable.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State: Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
Trust:
Name of Trust:	Tax ID #:	Date of Trust:
Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:
Beneficial Owner(s) Street Address:	City:	State: Zip Code:
Social Security #:	Date of Birth:	Occupation:
Corporation/Partnership/Other:
Entity Name:	Tax ID #:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State: Zip Code:

*If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

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3.       Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

3.1        The information that the Subscriber has furnished herein, including (without limitation) the information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”) and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription.

Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’ acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them.

The Subscriber (i) is an “accredited investor” as that term is defined in Rule 501 under Regulation D or (ii) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Class A Units being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year end (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule501 under Regulation D promulgated under the Act.

3.2        The Subscriber, if an entity, is, and shall at all times while it holds Class A Units remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen(18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown herein in this Agreement.

3.3       The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4        At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a)	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b)	The past performance or experience on the part of The Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Class A Units or the overall The Company venture.

3.5       The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

3.6       The Subscriber understands that the Class A Units being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Class A Units, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Class A Units. The Subscriber has read, reviewed and understood the Risk Factors set forth in the Offering Circular.

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3.7       The Subscriber understands that any forecasts or predictions as to the Company’ performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8       The Subscriber is able to bear the economic risk of an investment in the Class A Units being purchased and, without limiting the generality of the foregoing, is able to hold the Class A Units being purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.9       The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement and the Class A Units, as well as about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.10       The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Class A Units offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Class A Units, or has recommended or endorsed the Class A Units, and that the Class A Units have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder, but may be qualified pursuant to the Regulation A exemption.

3.11       The Subscriber is subscribing for and purchasing the Class A Units without being furnished any offering materials, other than the Offering Circular, and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from The Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or the Subscriber’s advisors.

3.12       The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on herein. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to The Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.13       The Subscriber is subscribing for and purchasing the Class A Units solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders, family, or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Class A Units, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Class A Units, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.14       The execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.15       The Company’ intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Class A Units.

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3.16       The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in The Company.

3.17       If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Class A Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Class A Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Class A Units. The Subscriber’s subscription and Purchase of and continued beneficial ownership of the Class A Units will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

3.18       The Subscriber acknowledges that the Purchase Price per Class A Unit to be sold in this offering was set by The Company on the basis of The Company’ internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

4. Investor Eligibility Certifications

I understand that to purchase Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities.  I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

I hereby represent and warrant that I meet the qualifications to purchase Units because (please mark one):

___        I am a natural person, and the aggregate purchase price for the Units I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

___        I am a non-natural person, and the aggregate purchase price for the Units I am purchasing in the Offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

___        I am an accredited investor.

If you marked that you are an accredited investor, please mark as appropriate below.

If a natural person, I hereby represent and warrant that (mark as appropriate):

___            (a) That I have an individual net worth, or joint net worth with my spouse, of more than $1,000,000; or

___            (b) That I have individual income in excess of $200,000 or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

___            (a) a corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring the Units, with total assets over $5,000,000;

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___            (b) a trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring the Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Units as described in Rule 506(b)(2)(ii) under the Act;.

___            (c) a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

___            (d) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

___            (e) a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended

___            (f) an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

___            (g) a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

___            (h) a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

___            (i) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000; or

___            (j) an entity in which all of the equity owners are accredited investors.

5.        I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extend no accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

6.        I have received the Offering Circular.

7.        I accept the terms of the Operating Agreement of American Diversified Energy LLC.

8.        I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia without giving effect to the principles of conflict of laws.

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9. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. This Subscription Agreement will be available to you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Clearing Agent web site or from the Escrow Agent, as appropriate. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company.

You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties.

If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

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SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed this____ day of_____________ 20___.

X

Signature (Investor, or authorized signatory)

Title:

X

Joint Signature (Investor, or authorized signatory)

Title:

SUBSCRIPTION	American Diversified Energy LLC
ACCEPTED	a Delaware Limited Liability Company

By:
Its:

Dated:

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EXHIBIT A

All Subscribers depositing funds, by wire or ACH are instructed by the Issuer and the Escrow Agent to transfer such funds directly into the Escrow Account pursuant to the following instructions:

Regions Bank

C/O Issuer Direct Corp

500 Perimeter Park Dr, Suite D

Morrisville NC 27560

ABA Number:        xxxxxxxxx

For Credit to: DIRECT TRANSFER (Main Account)

Account Number: xxxxxxxxxx

SWIFT CODE: xxxxxxxxxxx

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